EXHIBIT 10(c)





                                          June 26, 1992



Janus Investment Fund
100 Fillmore Street, Suite 300
Denver, CO  80206-9916

RE: PUBLIC OFFERING OF JANUS ENTERPRISE FUND SHARES, JANUS BALANCED FUND SHARES AND JANUS SHORT-TERM BOND FUND SHARES OF JANUS INVESTMENT FUND

Gentlemen:

     I have acted as counsel for Janus Investment Fund (the "Trust"), a Massachusetts Business Trust, in connection with the filing with the Securities and Exchange Commission of a post-effective amendment to the Trust's Registration Statement with respect to the proposed sale of shares of beneficial interest, $0.01 par value (the "Shares") each, of the Janus Enterprise Fund, Janus Balanced Fund and Janus Short-Term Bond Fund series of the Trust.

     I have examined the Trust's Agreement and Declaration of Trust and Bylaws, as amended, the proceedings of its trustees relating to the authorization, issuance and proposed sale of the Shares, and such other records and documents as I have deemed relevant. Based upon such examination, it is my opinion that upon the issuance and sale of the Shares in the manner contemplated by the aforesaid Registration Statement, such Shares will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement referred to above. This opinion is for the exclusive use of the Trust in connection with the filing of the Registration Statement referred to above with the Securities and Exchange Commission (and certain state securities commissions) and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose. This opinion is given as of the date hereof and I render no opinion and disclaim any obligation to revise or supplement this opinion based upon any change in applicable law or any factual matter that occurs or comes to my attention after the date hereof.

                                   Very truly yours,



                                   /s/  David C. Tucker
                                   Vice President and
                                   General Counsel